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                                                                     EXHIBIT 5.1


May 7, 1997




Glenborough Realty Trust Incorporated
400 South El Camino Real
San Mateo, CA  94402-1708

Ladies and Gentlemen:

                  We are acting as counsel to Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company"), in connection with the shelf registration by the Company of $350,000,000 in maximum aggregate offering price of (i) shares of the Company's common stock, par value $.001 per share (the "Common Stock"), (ii) shares or fractional shares of the Company's preferred stock ("Preferred Stock") and (iii) warrants to purchase shares of the Company's Common Stock and Preferred Stock (the "Warrants"). The Common Stock, Preferred Stock and Warrants are the subject of a Registration Statement (the "Registration Statement") filed by the Company and the Operating Partnership on Form S-3 under the Securities Act of 1933, as amended (the "Act").

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock, Preferred Stock and Warrants, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.
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Glenborough Realty Trust Incorporated
May 7, 1997
Page 2

                  Based upon and subject to the foregoing, it is our opinion that:

                  (1) The Company has authority pursuant to its Articles of Incorporation to issue the shares of Common Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

                  (2) The Company has authority pursuant to its Articles of Incorporation to issue the shares of Preferred Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable, (c) upon the adoption by the Company's Board of Directors and the due execution and filing by the Company with the Maryland State Department of Assessments and Taxation (the "SDAT") of Articles Supplementary establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (d) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be legally issued, fully paid, and nonassessable.

                  (3) The Company has authority pursuant to its Articles of Incorporation to issue the Warrants to be registered under the Registration Statement. The shares of Common Stock and shares of Preferred Stock issuable upon exercise of the Warrants will have been duly and validly authorized (a) upon the adoption by the Board of Directors of a resolution in form and content as required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and (c) with respect to such shares of Preferred Stock, upon the adoption by the Company's Board of Directors and the due execution and filing by the Company with the Maryland SDAT of Articles Supplementary establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof. The shares of Common Stock and shares of Preferred Stock issuable upon exercise of the Warrants, when duly and validly authorized and when issued in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement and in accordance with the terms of the warrant agreement relating to such Warrants and at a price therein provided for, will be legally issued, fully paid and nonassessable.
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Glenborough Realty Trust Incorporated
May 7, 1997
Page 3

                  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                       Very truly yours,


                                       /s/ Morrison & Foerster LLP